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                                                                    EXHIBIT 99.1

      SOURCE INTERLINK SCHEDULES ANNUAL MEETING OF STOCKHOLDERS; COMPANY TO
                        REDUCE SIZE OF BOARD OF DIRECTORS

         COMPANY TO REPORT THIRD QUARTER EARNINGS ON DECEMBER 11, 2006;
                      CONFERENCE CALL SCHEDULED FOR 4:30 P.M.

BONITA SPRINGS, FL, NOVEMBER 30, 2006 -- SOURCE INTERLINK COMPANIES, INC. (Nasdaq: SORC), a leading provider of home entertainment content products and marketing services, today announced that its fiscal 2006 Annual Meeting of Stockholders will be held on January 29, 2007 at 9:00 a.m. Eastern Time, at the Company's principal executive offices at 27500 Riverview Center Blvd., Bonita Springs, Florida. Stockholders of record as of the close of business on December 7, 2006 will be entitled to vote on matters considered at the meeting. Notice of stockholder proposals must be received on or before December 10, 2006 for inclusion in the Company's proxy statement or submission at the Annual Meeting.

The Company also announced that it will reduce the size of its Board of Directors to nine members, from 11 members. A. Clinton Allen, Chairman of the Board's Nominating and Corporate Governance Committee and member of the Board's Compensation Committee, announced his resignation based on a decision to reduce his public company commitments. Mr. Allen's resignation, which followed the previously announced resignation of S. Leslie Flegel, created two vacancies and the opportunity to reduce the size of the Company's Board.

Michael R. Duckworth, Source Interlink's Chairman, commented, "Source will be streamlining its Board of Directors, a move that will result in both a stronger independent majority and more efficient decision-making on behalf of the Company and its stockholders. We also want to take this opportunity to thank Mr. Allen for his distinguished contribution to Source and its Board. He has been an excellent Director and we appreciate his service to the Company."

FISCAL 2007 THIRD QUARTER CONFERENCE CALL INFORMATION:
The Company will release financial results for the fiscal 2007 third quarter on Monday, December 11, 2006 after U.S. market hours.

The Company will host a teleconference to discuss its fiscal 2007 third quarter results on Monday, December 11, 2006 at 4:30 p.m. Eastern Time. To access the teleconference, please dial 888-694-4702 (U.S. callers) and 973-582-2741 (Int'l callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company's website at www.sourceinterlink.com. A replay of the conference call will be available through Monday, December 18, 2006 that can be accessed by dialing 877-519-4471 (U.S. callers) or 973-341-3080 (Int'l callers), passcode: 8126814. The webcast will also be archived on www.sourceinterlink.com for 30 days.

ABOUT SOURCE INTERLINK COMPANIES, INC.
Source Interlink Companies is a leading marketing, merchandising and fulfillment company of entertainment products including DVDs, music CDs, magazines, books and related items. The Company's fully integrated businesses include:

         - Distribution and fulfillment of entertainment products to major retail chains throughout North America and directly to consumers of entertainment products ordered through the Internet

         - Import and export of periodicals sold in more than 100 markets worldwide

         - Coordination of product selection and placement of impulse items sold at checkout counters


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         -        Processing and collection of rebate claims as well as
                  management of sales data obtained at the point-of-purchase

         - Design, manufacture and installation of wire fixtures and custom wood displays in major retail chains

Source Interlink serves approximately 110,000 retail store locations throughout North America. Supply chain relationships include movie studios, record labels, magazine and newspaper publishers, confectionary companies and manufacturers of general merchandise. For more information, please visit the Company's website at www.sourceinterlink.com.

CONTACTS:
Investors:                                      Media:
Dean Heine                                      Nancy Zakhary
Investor Relations                              Brainerd Communicators, Inc.
Source Interlink Companies, Inc.                212-986-6667
212-683-0376                                    holt@braincomm.com
dheine@sourceinterlink.com

Todd St.Onge
Brainerd Communicators, Inc.
212-986-6667
stonge@braincomm.com